AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made and entered into effective as of April 24, 2000 (the "Agreement Date"), by and among MERCHANTONLINE.COM, INC., a Florida corporation ("Merchant"), INNOVONICS, INC., an Arizona corporation ("Target"), INNOVONICS ACQUISITION CORP., an Arizona corporation that is a wholly-owned subsidiary of Merchant ("Newco"), and Dereck
B. Clark, individually and in his capacity as Target Stockholder Representative (as defined in Section 1.5 below).

                                    RECITALS

         A. Target is developing and marketing proprietary products for online authentication.

         B. Merchant provides businesses with real-time credit card processing, shopping cart services, online checking transactions and secure hosting services.

         C. The parties intend that, subject to the terms and conditions hereinafter set forth, Newco will merge with and into Target in a reverse triangular merger (the "Merger"), with Target to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and the applicable provisions of the Arizona Revised Business Corporation Act (the "Arizona Law") and the applicable provisions of the Florida Business Corporation Act (the "Florida Law"). The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code.

         D. Upon the effectiveness of the Merger, the outstanding Common Stock of Target will be converted into Common Stock of Merchant, except for certain shares of Target's Common Stock currently held by Dereck and Irene Clark, which will continue to be held by them, all in the manner and on the basis determined herein.

                                   AGREEMENT

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE 1
                             PLAN OF REORGANIZATION

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, Newco and Target will execute Articles of Merger in substantially the form attached hereto as Exhibit 1.1 and meeting the requirements of the Arizona Law (the "Articles of Merger"), providing for the merger of Newco with and into Target in a statutory merger in accordance with the terms and conditions of this Agreement and the applicable provisions of the Arizona Law, with Target as the surviving corporation, and with the Merger to be effective upon the filing of the Articles of Merger with the Arizona Corporation Commission (the "Effective Time").

         1.2      CONVERSION OF SHARES.

               1.2.1 CONVERSION OF NEWCO COMMON STOCK. The shares of the Common Stock of Newco, no par value, which are issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for a total of 1,800,819 fully paid and non-assessable shares of the Common Stock of Target (the "Surviving Corporation"), so that after giving effect to such conversion and exchange, immediately following the Effective Time, 90.1% of the outstanding shares of the Surviving Corporation will be held by Merchant and the Retained Target Shares (as defined in Section 1.2.3 below) will represent 9.9% of the shares of the Surviving Corporation then outstanding.

               1.2.2 CONVERSION OF TARGET COMMON STOCK. Each share of the Common Stock of Target, no par value (the "Target Common Stock") issued and outstanding immediately prior to the Effective Time (other than the Retained Target Shares and the Dissenting Shares, as defined in Section 1.2.4 below) will, by virtue of the Merger and at the Effective Time, and without any action on the part of any holder thereof, be canceled and converted into the right to receive a number of shares of validly issued, fully paid and non-assessable Common Stock, $0.001 par value, of Merchant ("MRTO Common Stock"), determined in accordance with the "Conversion Ratio," as defined below. The Conversion Ratio is the quotient determined by dividing (i) 5,000,000 by (ii) the sum of (x) the number of all shares of Target Common Stock outstanding immediately prior to the Effective Time, minus (y) the Retained Target Shares, and (z) plus all shares of Target Common Stock issuable (as determined immediately prior to the Effective
Time) upon the exercise of all outstanding Target Options (as defined in Section
1.3 below), but excluding the shares of Target Common Stock issuable on the exercise of Target Options held by Dereck Clark and Ronald Smith (the "Terminating Options") that will terminate as of the Closing (as defined in
Section 5.1 below) and any other Target Options not exercised prior to, and which will terminate as of, the Closing. If there are no Dissenting Shares and no Target Options are exercised prior to the Closing, and no Target Options other than the Terminating Options terminate upon the Closing, then shares of MRTO Common Stock would be issued on conversion of outstanding shares of Target Common Stock as set forth in Schedule 2.2(a) attached hereto.

               1.2.3 RETAINED TARGET SHARES. 197,870 shares of Target Common Stock held by Dereck and Irene Clark (the "Retained Target Shares") will remain outstanding, unaffected by the Merger, and will be retained by Dereck and Irene Clark following the Effective Time. The Retained Target Shares will represent 9.9% of the shares of Target Common Stock issued and outstanding immediately prior to the Effective Time.

               1.2.4 DISSENTING SHARES. Holders of shares of Target Common Stock who have complied with all requirements for perfecting dissenters' rights as set forth in Sections 10-1321 and 10-1323 of the Arizona Law shall be entitled to exercise rights with respect to the shares as to which such rights have been perfected (the "Dissenting Shares"), to the extent provided in the Arizona Law. Dissenting Shares will not be converted into shares MRTO Common Stock in the Merger. Shares of Target Common Stock that are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights under the Arizona Law may be, but have not yet been, perfected, will, if and when such dissenters' rights can no longer be legally perfected or exercised under the Arizona Law, be converted into shares of MRTO Common Stock as provided in Section 1.2.2 above.

               1.2.5 FRACTIONAL SHARES. No fractional shares of MRTO Common Stock will be issued in connection with the Merger, but in lieu thereof each holder of Target Common Stock who would otherwise be entitled to receive a fraction of a share of MRTO Common Stock will receive from Merchant, promptly after the Effective Time, an amount of cash equal to the per share market value of MRTO Common Stock based on the average closing sale price of MRTO Common Stock as quoted on the principal market or exchange on which shares of MRTO Common Stock are then traded, during the twenty day period immediately preceding (but not including) the Closing Date (as defined in Section 5.1 below), multiplied by the fraction of a share of MRTO Common Stock to which such holder would otherwise be entitled. The fractional interests of each holder of Target Common Stock (each a "Target Stockholder" and collectively the "Target Stockholders") will be aggregated so that no Target Stockholder will receive cash in an amount equal to or greater than the value of one full share of MRTO Common Stock.

         1.3 TREATMENT OF TARGET OPTIONS. Target has issued certain options and warrants exercisable for the purchase of shares of Target Common Stock, as further identified in Section 2.2 below and Schedule 2.2 attached hereto (the "Target Options"). To the extent the Target Options are exercised prior to the Effective Time, the Target Common Stock issued with respect thereto shall be converted into shares of MRTO Common Stock at the Effective Time, in accordance with the provisions of Section 1.2 above. To the extent any of the Target Options are not exercised, and do not expire or terminate as of the Effective Time, each such Target Option will, by virtue of the Merger and at the Effective Time, and without further action on the part of the holder thereof, be converted into an option or warrant (an "MRTO Option") to purchase the number of shares of MRTO Common Stock determined by multiplying the number of shares of Target Common Stock subject to the Target Option by the Conversion Ratio, at an exercise price per share of MRTO Common Stock equal to the exercise price per share of such Target Option immediately prior to the Effective Time divided by the Conversion Ratio and rounded up to the nearest cent. If the foregoing calculation would result in an MRTO Option being exercisable for a fraction of a share of MRTO Common Stock, then the number of shares of MRTO Common Stock subject to such MRTO Option will be rounded down to the nearest whole number, with no cash being payable for such fractional share. The term and exercisability of each MRTO Option will be the same as for the Target Option from which it was converted. A new option or warrant, evidencing the number of shares of MRTO Common Stock and the exercise price per share applicable to each MRTO Option, will be issued in substitution and exchange for each converted Target Option. Assuming that no Target Options are exercised prior to the Closing, and no Target Options other than the Terminating Options terminate upon the Closing,, effective as of the Closing, MRTO Options exercisable for shares of MRTO Common Stock will be held by the persons indicated in Schedule 2.2(a) attached hereto.

         1.4 ADJUSTMENTS FOR CAPITAL CHANGES. If prior to the Merger, Merchant or Target recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of another class, or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of shares of MRTO Common Stock into which shares of Target Common Stock are to be converted, and the number of shares of Target Common Stock that will constitute Retained Shares, will be adjusted appropriately so as to maintain the proportionate interests of the holders of the stockholders and optionholders of Target and Merchant in the outstanding equity of Merchant immediately following the Merger as contemplated by this Agreement.

         1.5 ESCROW AGREEMENT. Pursuant to the provisions of an Escrow Agreement to be entered into on or before the Closing Date in the form attached hereto as Exhibit 1.5 (the "Escrow Agreement") among Merchant, Target, the Target Stockholder Representative (as defined below) and the person or entity designated in the Escrow Agreement as the escrow agent (the "Escrow Agent"), Merchant will withhold 10% of the shares of MRTO Common Stock to be issued to the Target Stockholders pursuant to this Article 1 (the "Escrow Shares") and will deposit the Escrow Shares (which will be represented by a certificate or certificates issued in the name of the Target Stockholders or the Target Stockholder Representative) with the Escrow Agent pursuant to the terms of the Escrow Agreement, to be held by the Escrow Agent as collateral for, and an exclusive source of payment of, the indemnification obligations arising under
Section 12.1 of this Agreement, pending release from escrow pursuant to the terms of the Escrow Agreement. The Escrow Shares will be held by the Escrow Agent from the Effective Time until the first anniversary of the Effective Time (the "Escrow Release Date"). In the event the Merger is approved by the Target Stockholders as provided herein, the Target Stockholders shall, without any further act of any Target Stockholder, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for Target's indemnification obligations under Section 12.1 of this Agreement in the manner set forth in the Escrow Agreement, (ii) the appointment of Dereck Clark (who together with any successor or successors, whether acting singly or in concert, is referred to herein as the "Target Stockholder Representative") as the legal representative, attorney-in-fact and agent of the Target Stockholders (other than holders of Dissenting Shares) to: do any and all things and execute all documents and papers, for and on behalf of and in the names of such Target Stockholders in connection with the execution and performance of the Escrow Agreement; and take any and all actions and make any decisions required or permitted to be taken by or on behalf of the Target Stockholders pursuant to the terms of the Escrow Agreement (including, without limitation, the exercise of the power to: authorize delivery to Merchant or any other indemnified persons of Escrow Shares in satisfaction of claims by any such indemnified persons; agree to, accept, negotiate, and enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; raise and resolve any indemnification claim pursuant to the Escrow Agreement and Article 12 of this Agreement; amend or waive any terms of the Escrow Agreement; and take all actions necessary in the judgment of the Target Stockholder Representative for the accomplishment of the foregoing),
(iii) that, in performing the functions specified in this Agreement and the Escrow Agreement, the Target Stockholder Representative will not be liable to any Target Stockholder in the absence of gross negligence or willful misconduct and further, that the Target Stockholders will jointly and severally defend and hold harmless the Target Stockholder Representative for any acts or omissions in performing the functions specified in this Agreement and the Escrow Agreement and will pay any out-of-pocket costs and expenses reasonably incurred by the Target Stockholder Representative in connection with actions taken pursuant to the terms of the Escrow Agreement pro rata in proportion to the Target

Stockholders' respective percentage interests in the Escrow Shares, (iv) payment of the out-of-pocket expenses of the Target Stockholder Representative in accordance with the terms of the Escrow Agreement, and (v) all of the other terms, conditions and limitations in the Escrow Agreement. A successor or additional person may be appointed to serve as the Target Stockholder Representative by persons who held a majority of the shares of Target Common Stock outstanding immediately prior to the Effective Time.

         1.6 EFFECTS OF THE MERGER. At the Effective Time, the parties agree that the following shall occur, whether by operation of law or by action of any party hereto:

                  (a) The separate existence of Newco will cease and Newco will be merged with and into Target, with Target being the Surviving Corporation, pursuant to the terms of this agreement and the Articles of Merger.

                  (b) The Articles of Incorporation and Bylaws of Target as in effect immediately prior to the Effective Time will be the Articles of Incorporation and Bylaws of the Surviving Corporation.

                  (c) All shares of Newco Common Stock that are outstanding immediately prior to the Effective Time will be converted into shares of Target Common Stock as provided in Section 1.2.1 above, all shares of Target Common Stock (other than the Retained Target Shares and Dissenting Shares) that are outstanding immediately prior to the Effective Time will be converted into a right to receive shares of MRTO Common Stock as provided in Section 1.2.2 above, and each Target Option other than a Terminating Option that is outstanding immediately prior to the Effective Time will be converted into an MRTO Option, as provided in Section 1.3 above.

                  (d) The officers and directors of the Surviving Corporation will be the officers and directors of Newco as in place immediately prior to the Effective Time.

                  (e) The Merger will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the Arizona Law.

         1.7 PRIVATE PLACEMENT; CERTIFICATE LEGENDS. The shares of MRTO Common Stock to be issued pursuant to this Article 1 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of MRTO Common Stock to be issued pursuant to this Article 1 shall bear a legend reading substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and any legends required by state securities laws. Specifically, the shares of MRTO Common Stock issuable in connection with the Merger will not be eligible for public resale under Rule 144 for a period of one year following the Merger; provided, however, that Article 9 below provides for certain registration rights with respect to such shares.

         1.8 TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code, by virtue of the provisions of Section 368(a)(2)(E) of the Code. For purposes of this Section 1.8, Merchant and Target agree to report the transactions contemplated in this Agreement in a manner consistent with the reorganization treatment they intend and will not take any position inconsistent therewith in any tax return, refund claim, litigation or otherwise unless required to do so by any governmental authority. The shares of MRTO Common Stock and the MRTO Options to be issued in the Merger will be issued solely in exchange for the Target Common Stock and Target Options pursuant to this Agreement, and no transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Target Common Stock and Target Options. Except for the cash paid in lieu of fractional shares, Merchant will pay no consideration that could constitute "other property" within the meaning of Section 356 of the Code for shares of Target Common Stock or Target Options in the Merger. Merchant, Newco and Target will use all reasonable best efforts prior to the Effective Time to cause the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

         1.9 PURCHASE ACCOUNTING. The parties intend that the Merger be treated as a purchase for accounting purposes.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF TARGET

         2.1 REPRESENTATIONS AND WARRANTIES; COMPLETION OF TARGET DISCLOSURE SCHEDULE. Target makes no representations or warranties to Merchant in this Agreement regarding the status or business of Target. However, a condition to the Closing, as set forth in Section 7.13 below, is that Target provide to Merchant representations and warranties in the form attached hereto as EXHIBIT 2, subject to such modifications and limitations as may be set forth in the disclosure schedule (the "Target Disclosure Schedule") to be prepared by Target, which will be attached to, and which will constitute a part of, the representations and warranties to be provided by Target to Merchant at or prior to the Closing.

                                   ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF MERCHANT AND NEWCO

         Each of Merchant and Newco, where applicable, hereby represents and warrants to Target that, except as set forth in Merchant's Disclosure Schedule attached hereto as Exhibit 3 ("Merchant's Disclosure Schedule"), each of the following representations, warranties and statements is true and correct.

         3.1 CORPORATE ORGANIZATION; ETC. Merchant is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. Each of Merchant and Newco has the corporate power and authority to carry on its business as now being conducted and to own the properties and assets it now owns.

         3.2 AUTHORIZATION, ETC. Each of Merchant and Newco has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Each of Merchant and Newco has taken all action required to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Merchant and Newco, enforceable in accordance with its terms. No filing, authorization or approval, governmental or otherwise, is necessary or required to be made or obtained to enable Merchant and Newco, as applicable, to enter into, and to perform its obligations under, this Agreement, except for (a) the filing of the Articles of Merger with the Arizona Corporation Commission, the filing of such officers' certificates and other documents as are required to effectuate the Merger under the Arizona Law and the filing of appropriate documents with relevant authorities of states other than Arizona and Florida in which any parties hereto are qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws in connection with the issuance of shares of MRTO Common Stock as contemplated hereby, which filings will be timely made by Merchant.

         3.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or Bylaws of Merchant or Newco, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement, contract or commitment to which Merchant or Newco is a party or by which Merchant or Newco is bound, or violate any statute, law, regulation, judgment, decree, order, regulation or rule of any court or governmental authority.

         3.4 NEWCO. Newco has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Newco has not conducted any business activities and does not have any material liabilities or obligations. The sole stockholder of Newco is Merchant, and Merchant, as the sole shareholder of Newco, has adopted this agreement in accordance with the requirements of the Arizona Law.

         3.5 DULY ISSUED SHARES. The shares of MRTO Common Stock to be issued pursuant to the Merger will be duly and validly issued, fully paid and non-assessable.

         3.6 FORM 10-KSB. Merchant has heretofore delivered to Target and the Target Stockholders copies of its Annual Report on Form 10-KSB for the year ended October 31, 1999 (the "Form 10-KSB") which contains audited financial statements for Merchant as of and for the year ended October 31, 1999 (the "Merchant Financial Statements"). The Merchant Financial Statements and the notes thereto are true, complete and accurate and fairly present the assets, liabilities, financial condition and results of operations of Merchant as at the respective dates thereof, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and consistent with the books and records of Merchant.

         3.7 FILINGS WITH THE SEC. Merchant has made all filings with the Securities and Exchange Commission ("SEC") that it has been required to make under the Securities Act and the Securities Exchange Act of 1934, as amended

(the "Exchange Act") (collectively the "Public Reports"). Each of the Public Reports has complied with all applicable requirements of the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All financial statements set forth in the Public Reports present fairly the financial condition of Merchant as of and for the periods ending on their respective dates.

         3.8 EVENTS SUBSEQUENT TO MOST RECENT PUBLIC REPORT. Since the end of the period covered by the Merchant Financial Statements, except as disclosed in the Form 10-KSB, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Merchant, and Merchant has not entered into any agreement, or otherwise operated, other than in the ordinary course of business.

         3.9 NO UNDISCLOSED LIABILITIES, ETC. To the best of its knowledge, Merchant has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Merchant Financial Statements, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof, and the reserves reflected in the Merchant Financial Statements are adequate, appropriate and reasonable.

         3.10 LITIGATION. Except as disclosed in the Form 10-KSB, there is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving Merchant, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Merchant pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation. To the best of its knowledge, Merchant is not in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any agreement, contract, commitment or restriction to which it is a party or by which it (or its assets) is bound. Merchant is not in violation of, or in default with respect to, any provision of its Articles of Incorporation or Bylaws, or any law, rule, regulations, order, judgment, or decree; nor is Merchant required to take any action in order to avoid such violation or default. Neither Merchant nor any of its assets is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on Merchant's business or financial condition, or on its ability to acquire any property or conduct its business in any area.

         3.11 BROKERS. Except as set forth in Merchant's Disclosure Schedule, Merchant has not engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and Merchant agrees to indemnify the Target Stockholders against, and to hold them harmless from, any claim for brokerage or similar commissions or other compensation that may be made against Target Stockholders by any third party in connection with the transactions contemplated hereby.

         3.12 DISCLOSURE. The representations and warranties contained in this Section 3 and in Merchant's Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements and information contained in this Section 3 and in Merchant's Disclosure Schedule not misleading.

                                   ARTICLE 4
                        CERTAIN COVENANTS OF THE PARTIES

         4.1 SATISFACTION OF CONDITIONS. Each of the parties hereto will use its commercially reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles 6 and 7 below).

         4.2 CONSENTS. Each party will use its commercially reasonable best efforts to obtain, prior to the Closing, all consents required of such party, in the opinion of any party's legal counsel, to the consummation of the transactions contemplated hereby.

         4.3 SUPPLEMENTS TO SCHEDULES; ADVICE OF CHANGES. Each party hereto will promptly advise the other parties hereto in writing (a) of any event occurring subsequent to the Agreement Date that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect (however, no notice need be provided regarding any event or action contemplated or permitted under this Agreement) and (b) of the occurrence of any material adverse change in such party's business, operations or financial condition.

         4.4 OTHER TRANSACTIONS. From the date of this Agreement until the Closing or Termination Date, Target will not enter into any discussions concerning, or approve or recommend any merger, consolidation, disposition of all or substantially all of its business, properties or assets, acquisition or other business combination, or proposal therefor, or furnish or cause to be furnished any information concerning its business, properties or assets to any party in connection with any such transaction, other than the transactions contemplated by this Agreement, without the disclosure of any such transaction to Merchant.

         4.5 REMEDIES. In the event of the breach or threatened breach of any of the terms or conditions of this Agreement by any party hereto, then any party adversely affected by such breach shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction either in law or equity, for such relief as it deems appropriate including, without limiting the generality of the foregoing proceedings, damages for any breach of this Agreement, specific performance thereof by the breaching party, or enjoining the breaching party from performing services for any other person, firm or corporation. In the event of any such the prevailing party shall be entitled to recover its reasonable attorney's fees in the prosecution of such action, in addition to any other relief to which it may be entitled.

         4.6 ACCESS TO INFORMATION. Until the Closing Date, each party hereto will provide each other party, and its agents, with reasonable access to its management and officers and material information regarding such party, including without limitation, material information relating to such party's business and financial condition. Each party will cause its accountants to cooperate with each other party's accountants in making available all financial information reasonably requested to evaluate such party's financial statements.

                                   ARTICLE 5
                                 CLOSING MATTERS

         5.1 THE CLOSING. Subject to termination of this Agreement as provided below, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Merchant, 1600 S. Dixie Highway, Boca Raton, Florida 33432, on or before April 30, 2000 or such other day as mutually agreed by the parties (the "Closing Date"), but not later than May 31, 2000 (the "Termination Date"), assuming the satisfaction or waiver, prior to the Closing of all of the conditions thereto as set forth in this Agreement. Concurrently with the Closing, the Articles of Merger will be filed in the offices of the Arizona Corporation Commission.

         5.2      EXCHANGE OF CERTIFICATES, ETC.

                  (a) As of the Effective Time, all shares of Target Common Stock other than the Retained Target Shares that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Merchant the number of shares of MRTO Common Stock as set forth in Section 1.2, subject to Sections 1.2.2, 1.2.4 and 1.2.5 hereof.

                  (b) As of the Effective Time, all shares of Newco Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all certificates representing such shares will be surrendered to Target at the Closing and exchanged for certificates representing a number of shares of Target Common Stock as set forth in Section 1.2.1 hereof.

                  (c) At and after the Effective Time, each certificate representing outstanding shares of Target Common Stock other than the Retained Target Shares will represent the number of shares of MRTO Common Stock into which such shares of Target Common Stock have been converted as set forth in
Section 1.2.2 hereof, and such shares of MRTO Common Stock will be deemed registered in the name of the holder of such certificate. As soon as practicable after the Effective Time, each holder of shares of Target Common Stock will surrender (a) the certificates representing such shares (the "Target Certificates") to Merchant for cancellation or (b) an affidavit of lost certificate with appropriate indemnification (the "Affidavit") in form reasonably satisfactory to Merchant. Promptly following the Effective Time and receipt of the Target Certificates and/or Affidavit, Merchant will cause its transfer agent to issue to such surrendering holder certificate(s) representing the number of shares of MRTO Common Stock to which such holder is entitled pursuant to Article 1 hereof, less such holder's pro rata share of the Escrow Shares deposited into escrow as referenced in Section 1.5 hereof, and any cash payable for any fractional shares under Section 1.2.5.

                  (d) After the Effective Time there will be no further registration of transfers on the books of Target of Target Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective

Time, Target Certificates are presented for any reason, they will be cancelled and exchanged as provided herein.

                  (e) Promptly after the Effective Time, Merchant will notify in writing each holder of an outstanding Target Option of the conversion of such Target Option into a MRTO Option, and of the number of shares, exercise price and other terms relating to such MRTO Option as set forth in Section 1.3 hereof. Merchant will also prepare option agreements reflecting the terms of the MRTO Options, to be delivered to the holders of outstanding Target Options, in exchange for the agreements reflecting the Target Options they currently hold.

         5.3 OTHER ITEMS TO BE DELIVERED AT CLOSING. At the Closing, the parties will deliver to the indicated parties the various certificates, instruments and documents referenced in Articles 6 and 7 below, including written confirmation of satisfaction of the various covenants and conditions referenced in such Articles.

         5.4 FURTHER ASSURANCES. After the Closing Date, each of the parties hereto shall from time to time, at the request of any other party, and without further cost or expense to requesting party, take such other actions as a requesting party may reasonably request, in order to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, Merchant shall prepare or cause to be prepared the documents and notices required for Target and Newco to comply with Section 10-1105 of the Arizona Law.

                                   ARTICLE 6
                       CONDITIONS TO OBLIGATIONS OF TARGET

         Target's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Target):

         6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Merchant contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by terms of this Agreement, and Target shall have received a certificate to such effect executed on behalf of Merchant by its Chief Executive Officer and Chief Financial Officer.

         6.2 PERFORMANCE. Merchant shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         6.3 INVESTIGATIONS; ETC. Neither any investigation of Merchant by Target, nor Merchant's Disclosure Schedule or any supplement thereto provided by Merchant, nor any other document delivered to Target by Merchant as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Target, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of Merchant.

         6.4 CONSENTS. The consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained.

         6.5 NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         6.6 EXECUTION OF EMPLOYMENT AGREEMENTS. On or before the Closing Date, Dereck Clark, Ronald Smith and Susan Romanik shall have entered into Employment Agreements with Target in a form approved by the signatories thereto and Merchant. The employment agreement for Mr. Clark will include the grant of options to purchase 1,000,000 shares of Merchant's Common Stock, exercisable at a price of $5.875 per share, with 200,000 of such options to vest immediately and remaining 800,000 options to vest at a rate of 25% of the option shares annually on the anniversary of each of the four years commencing from the date of such agreement. The employment agreement for Mr. Smith will include the grant of options to purchase 80,000 shares of Merchant's Common Stock, exercisable at a price of $5.875 per share, with 20,000 of such options to vest immediately and remaining 60,000 options to vest at a rate of 25% of the option shares annually on the anniversary of each of the four years commencing from the date of such agreement. The employment agreement for Ms. Romanik will include the grant of options to purchase 30,000 shares of Merchant's Common Stock, exercisable at a price of $5.875 per share, to vest at a rate of 20% of the option shares annually on the anniversary of each of the five years commencing from the date of such agreement.

         6.7 AVAILABILITY OF FUNDS. Merchant shall have obtained and be holding $1,050,000 in cash (the "Cash Amount") and $2,500,000 in commitments for cash investments in exchange shares of Merchant's Common Stock on terms acceptable to Target (the "Cash Commitment"). Neither (i) the commitment of Swartz Private Equity, LLC to purchase up to $30,000,000 of Merchant's Common Stock pursuant to an agreement dated January 5, 2000, nor (ii) any issuance of or commitment for Merchant Common Stock granting the holder or prospective holder thereof a right of redemption, put or similar right shall count toward the Cash Amount or the Cash Commitment. At or prior to the Closing Date, the Cash Amount shall be deposited into an account (the "Funding Account") with a bank or other financial institution designated by Dereck Clark, which shall be in the exclusive name of Target and may be drawn on only by Dereck Clark or a representative he authorizes upon approval of Merchant's Chief Executive Officer or Chief Financial Officer, which approval shall not be unreasonably withheld. The Cash Amount may be used to permit Target to immediately satisfy Target's obligations with respect to accrued salaries, credit card debts and other corporate obligations, as listed on Exhibit 6.7 attached hereto in an amount equal to $550,000; to make an initial payment on an application specific integrated circuit, which has an anticipated total cost of $500,000 (an "ASIC"); and to fund a portion of Merchant's funding obligations set forth in Section 10.5(b).

         6.8 ELECTION OF CLARK AS DIRECTOR OF MERCHANT, AND AS DIRECTOR AND OFFICER OF NEWCO. Dereck Clark shall have been elected to Merchant's Board of Directors, as provided in Section 10.2 below. Dereck Clark shall also have been elected as an officer and director of Newco, so that upon the Effective Time, he will hold those positions with Newco as referenced in Section 10.7 below. The other officers and directors of Newco, which will become the officers and directors of the Surviving Corporation at the Effective Time, shall have been approved by Dereck Clark.

         6.9 ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by each of the parties named therein.

         6.10 NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which Target deems unacceptable in its sole discretion.

         6.11 MATERIAL CHANGE. From the date of this Agreement to the Closing Date, neither Merchant nor Target shall have suffered any unanticipated material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

         6.12 MINIMUM TRADING PRICE OF MERCHANT SHARES. The closing or last sale price for the MRTO Common Stock shall not have dropped below $5.00 for any trading day following the effective date of this Agreement and the Closing Date.

         6.13 CORPORATE APPROVALS. The principal terms of this Agreement shall have been approved and adopted by the Target Stockholders, as required by the Arizona Law and Target's Articles of Incorporation and Bylaws. The principal terms of this Agreement shall have also been approved and adopted by Merchant and Newco by their respective Boards of Directors and as otherwise required by the Florida Law and the Arizona Law.

         6.14 WAIVER OF RIGHTS. Rainbow Technologies, Inc. shall have waived in writing any rights it may have arising under that certain Master Funding and Relationship Agreement dated as of April 30, 1996 regarding the acquisition of outstanding shares or newly issued shares of Target, including all rights of first refusal as described in such agreement.

         6.15 OPINION OF COUNSEL. Merchant's counsel shall have delivered to Target its opinion in a form reasonably approved by Target.

                                   ARTICLE 7
                      CONDITIONS TO OBLIGATIONS OF MERCHANT

         Each and every obligation of Merchant under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Merchant:

         7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Target contained in this Agreement and to be delivered by Target pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate as of the Closing Date. Merchant shall have received a certificate to such effect executed on behalf of Target by its Chief Executive Officer.

         7.2 PERFORMANCE. Target shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         7.3 INVESTIGATIONS; ETC. Neither any investigation of Target by Merchant, nor Target's Disclosure Schedule nor any supplement thereto provided by Target, nor any other document delivered to Merchant as contemplated by this Agreement by Target, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Merchant, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of Target.

         7.4 CONSENTS. The consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained.

         7.5 NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         7.6 NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which Merchant deems unacceptable in its sole discretion.

         7.7 MATERIAL CHANGE. From the date of this Agreement to the Closing Date, Target shall not have suffered any unanticipated material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

         7.8 OPINION OF COUNSEL. Target's counsel shall have delivered to Merchant its opinion in a form reasonably approved by Merchant.

         7.9 COVENANTS NOT TO COMPETE; AGREEMENTS NOT TO USE OR DISCLOSE TRADE SECRETS. Such of the Target Stockholders and the officers, directors and employees of Target as Merchant shall determine to be appropriate shall have executed agreements restricting their ability to compete with Merchant or Target, and restricting their right to disclose or use any information that is confidential or proprietary to Merchant or Target, with such agreements to be in a form approved by Merchant.

         7.10 DISSENTING SHARES. The Dissenting Shares shall not constitute more than 2% of the total number of shares of Target Common Stock outstanding immediately prior to the Effective Time.

         7.11 TARGET STOCKHOLDER APPROVAL. The proposed terms of this Agreement, the Articles of Merger and the Merger shall have been duly and validly approved and adopted by the requisite vote of the Target Stockholders, in accordance with the provisions of the Arizona Law and Target's Articles of Incorporation and Bylaws.

         7.12 ESCROW AGREEMENT. Merchant shall have received a fully executed counterpart of the Escrow Agreement.

         7.13 REPRESENTATIONS AND WARRANTIES. Target shall have delivered to Merchant a certificate executed by an officer of Target, certifying as to the accuracy of the representations and warranties set forth in EXHIBIT 2 attached hereto, subject to such modifications and qualifications as may be set forth in the Target Disclosure Schedule to be prepared by Target and appended to such representations and warranties.

                                   ARTICLE 8
              CONDUCT OF THE TARGET'S BUSINESS PENDING THE CLOSING

         Pending the Closing and until the Termination Date, and except as otherwise expressly consented to or approved by Merchant in writing:

         8.1 CONDUCT OF BUSINESS. Target will carry on its business diligently and substantially in the same manner as heretofore conducted, so that at the Closing no representation or warranty of Target will be inaccurate, and no covenant or agreement of Target will be breached. Except as otherwise agreed by Merchant in writing, until the Closing, Target will use its best efforts to preserve its business, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Target, and to preserve the good will of their suppliers, customers, and others having business relations with any of them.

         8.2 AMENDMENTS. No change or amendment shall be made in the charter documents of Target.

         8.3 CAPITAL CHANGES; DIVIDENDS REDEMPTION. Target will not issue or sell any additional shares of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such shares or split-up any such capital stock, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto; provided that this covenant shall not be construed to restrict Target from issuing shares of Target Common Stock on exercise of the Target Options, or from accelerating the vesting provisions of any Target Options.

         8.4 SUBSIDIARIES. Target will not organize any new subsidiary, acquire any capital stock or other equity securities of any corporation, partnership, or other entity or acquire any equity or ownership interest in any business.

         8.5      CERTAIN CHANGES. Target will not:

                  (a) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                  (b) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Financial Statements;

                  (c) Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (d) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance;

                  (e) Write off as uncollectible any notes or accounts receivable except in the ordinary course of business;

                  (f) Cancel any debts or waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                  (g) Grant any general increase in the compensation of its officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employees, other than in the employment agreements for Dereck Clark, Ronald Smith and Susan Romanik contemplated by this Agreement;

                  (h) Pay, loan or advance any amount to, or sell transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any Target Stockholders, officers or any affiliates; or

                  (i) Agree, whether in writing or otherwise, to do any of the foregoing.

         8.6 CONTRACTS. No contract or commitment will be entered into, and no purchase of raw material or supplies and no sale of assets will be made, by or on behalf of Target, except (i) normal contracts or commitments for the purchase of, and normal purchases of, inventory or supplies, made in the ordinary course of business an consistent with past practice, and (ii) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice not in excess of $40,000 in the aggregate.

         8.7 INSURANCE; PROPERTY. Target shall adequately insure all property, real, personal and mixed, owned or leased by Target, against all ordinary and insurable risks; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

         8.8 NO DEFAULT. Target shall not do any act or omit to do any act, or permit any action or omission to act, which will cause a breach of any material contract or commitment of Target or which would cause the breach of any warranty made hereunder.

         8.9 COMPLIANCE WITH LAWS. Target shall duly comply with all laws applicable to it and its properties, operations, business and employees.

         8.10 MATERIAL DEVELOPMENTS. Target shall promptly notify Merchant of the occurrence of any and all events which have, or may have, a material effect upon the business or financial condition of Target.

                                   ARTICLE 9
                               REGISTRATION RIGHTS

         9.1 REGISTRABLE SECURITIES. As used herein the term "Registrable Securities" means (i) the 5,000,000 shares of MRTO Common Stock issued pursuant to Section 1.2 of this Agreement, (ii) the Additional MRTO Shares, if any, issued pursuant to Section 10.1 below, (iii) shares of MRTO Common Stock issued to the Clarks for the Put Shares pursuant to Section 10.3 below, and (iv) any shares of MRTO Common Stock issuable or issued in respect to any such shares, including any shares issued or issuable upon any stock split, dividend or distribution, or any recapitalization or other similar event, provided, however, that with respect to any particular Registrable Security, a security shall cease to be a Registrable Security when (x) it has been effectively registered under the Securities Act, and disposed of pursuant thereto, (y) registration under the Securities Act is no longer required for the immediate public distribution of such security without restriction, and any restrictive legends with respect thereto may be removed, or (z) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the MRTO Common Stock, such adjustment shall be made in the definition of "Registrable Securities" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

         9.2      PIGGYBACK REGISTRATION.

                  (a) NOTICE AND PIGGY BACK REGISTRATIONS. If Merchant at any time or from time to time proposes to register any of its securities under the Securities Act (other than in connection with a merger on Form S-4, pursuant to Form S-8 or other comparable form (relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) or the registration statement to be filed in connection with the Company's investment agreement with Swartz Private Equity, LLC dated January 5,
2000), then Merchant shall, on each such occasion, (i) promptly give to each holder of Registrable Securities (each a "Holder" and collectively the "Holders"), or to the Target Stockholder Representative on behalf of such Holders, written notice thereof, and (ii) upon the written request or requests of any Holders, given within 20 days after Merchant's giving of such notice (which request shall state the intended method of disposition of such Registrable Securities by the prospective sellers), Merchant will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Merchant, all to the extent requisite to permit the sale or other disposition (in accordance with the written request of the Holders, as aforesaid) by the prospective seller or sellers of such Registrable Securities so registered.

                  (b) UNDERWRITING; LIMITATION ON SHARES TO BE REGISTERED. If the registration of which Merchant gives notice is for a registered public offering involving an underwriting, Merchant shall so advise the Holders (or Target Stockholder Representative on behalf of such Holders) as a part of the written notice given pursuant to Section 9.2(a) above. In such event the right of any Holder to registration pursuant to Section 9.2(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Merchant and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Merchant. Notwithstanding any other provisions of this Section 9.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. No Registrable Securities shall be excluded from a registration unless Merchant has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in the registration statement. After giving effect to the exclusion of such securities not having registration rights, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the registration statement, based on the number of securities for which registration is requested. Merchant shall advise all Holders who would otherwise be distributing Registrable Securities through such underwriting pursuant of any limitation on the number of Registrable Securities to be included as provided herein, the basis for calculating the adjustment of the number of Registrable Securities to be included in the registration by each Holder.

                  (c) TERMINATION OR DELAY OF REGISTRATION. Merchant shall have the right to terminate, delay or withdraw any registration initiated by it under this Section 9.2 prior to the effectiveness of such registration whether or not any Holder has elected to include any Registrable Securities in such registration. However, no such action shall relieve Merchant from its obligation to pay registration expenses in connection therewith or to register the Registrable Securities in a subsequent transaction.

         9.3      DEMAND REGISTRATION.

                  (a) At any time after the first anniversary of the Closing Date, the Holders of a majority of the then outstanding Registrable Securities shall have the right, exercisable by written notice to Merchant, to have Merchant prepare and file with the SEC under the Securities Act, a registration or offering statement on Form S-1 or such other form, and such other documents, including a prospectus, as may be necessary in the opinion of counsel for Merchant, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale, for a period of six (6) months, of such of the Registrable Securities as the Holders may elect to have included in such registration (but not any Registrable Securities which are included in a current registration effected pursuant to Section 9.2 above), by notice given to Merchant within twenty (20) business days after receipt by the Holders of the notice given by Merchant as described in this Section.

                  (b) Merchant covenants and agrees to give written notice of any registration request under this Section 9.3 to all non-requesting Holders of Registrable Securities (or to Target Stockholder Representative on behalf of such Holders) within twenty (20) days from the date of the receipt of any such registration request. Merchant shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice requesting registration as given by the Holders of a Majority of the Registrable Securities as referenced above, the Registrable Securities specified in such notice, and in all notices received by Merchant from the other Holders within twenty (20) days after the giving of notice of such request by Merchant. If such method of disposition shall be an underwritten public offering, the Holders of a Majority of the Registrable Securities to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of Merchant, which approval shall not be unreasonably withheld or delayed. Merchant shall be obligated to register Registrable Securities pursuant to this Section 9.3 on one occasion only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting Holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto. A registration which does not become effective after Merchant has filed a registration statement with respect thereto by reason of the refusal of the Holders of the Registrable Securities to proceed shall be deemed to have been effected by Merchant at the request of such Holders, unless such Holders shall have elected to pay all Registration Expenses (as defined below) in connection with such registration.

                  (c) Merchant shall not be obligated to proceed with any registration pursuant to this Section 9.3 during any period in which Merchant would be required to undertake an audit it would not otherwise have to undertake in the ordinary course of business, in order to have available for inclusion in the registration statement current financial statements as required by the Securities Act.

                  (d) If Merchant shall furnish to the Holders requesting a registration pursuant to this Section 9.3 a certificate signed by the Chief Executive Officer or President stating that in the good faith judgment of the Board of Directors of Merchant it would be seriously detrimental to Merchant and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of the registration statement, Merchant shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after the receipt of the request of the Target Stockholders for registration pursuant to this Section 9.3; provided, however, that Merchant may not make such deferral more than once in any twelve (12) month period.

                  (e) Merchant shall not be obligated to proceed with any registration pursuant to this Section 9.3 during any period during which Merchant is actively using its reasonable best efforts have to have a registration statement previously filed with the SEC pursuant to Section 9.2 hereof declared effective.

         9.4 REGISTRATION PROCEDURES. In connection with each registration statement filed pursuant to this Agreement, Merchant hereby agrees to:

                  (a) keep each Holder advised in writing as to the initiation of each participating registration and as to the completion thereof.

                  (b) prepare and file with the SEC a registration statement covering the Registrable Securities which are participating in the registration as provided herein and use its best efforts to cause such registration statement to become effective and remain effective until all the Registrable Securities are sold or become capable of being publicly sold without registration under the Securities Act.

                  (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same;

                  (d) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                  (e) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Holder, except that Merchant shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  (f) use its best efforts to list such securities on any securities exchange on which any securities of Merchant are then listed;

                  (g) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                  (h) notify each Holder covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (i) take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Registrable Securities.

         9.5 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

                  (a) BY MERCHANT. Without limitation of any other indemnity provided to any Holder pursuant to this Agreement, to the extent permitted by law, Merchant shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partners of each Holder, any underwriter (as defined in the Securities Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the Securities Act or the Exchange
Act) (each, a "Holder Indemnitee"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statements including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by Merchant of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and Merchant shall reimburse each Holder Indemnitee for any legal or other expenses incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided, however, that Merchant shall not be liable to any Holder Indemnitee in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any officer, director or controlling person thereof.

                  (b) BY HOLDERS. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless Merchant, its affiliates, its counsel, officers, directors, shareholders and representatives, each other Holder, any underwriter (as defined in the Securities Act) and each person, if any, who controls Merchant or the underwriter (within the meaning of the Securities Act or the Exchange Act) (each, a "Merchant Indemnitee"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities law, and such Holder will reimburse each Merchant Indemnitee for any legal or other expenses incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon any statements or information provided by such Holder to Merchant in connection with the offer or sale of Registrable Securities held by such Holder.

                  (c) NOTICE; RIGHT TO DEFEND. Promptly after receipt by an indemnified party under this Section 9.5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 9.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

                  (d) CONTRIBUTION. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding the foregoing, the amount any Target Stockholder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to such Target Stockholder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Target Stockholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

                  (e) SURVIVAL OF INDEMNITY. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

         9.6 ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Holders under this Article 9, including the rights to cause Merchant to register Registrable Securities, shall be transferable to any transferee of Registrable Securities, provided that a transfer of rights shall not be effective until Merchant is given written notice of the transfer, stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Article 9 are being assigned.

         9.7 TERMINATION OF THIS AGREEMENT. The provisions of this Article 9 shall continue in full force and effect until such time as there are no Registrable Securities outstanding.

         9.8 FURNISH INFORMATION. It shall be a condition precedent to the obligations of Merchant under this Article 9 to take any action as contemplated by this Article 9 with respect to each Holder that such Holder shall furnish to Merchant such information regarding the Holder, the Holder's Registrable Securities and the intended method of disposition of the Registrable Securities and shall execute such documents in connection with such registration as Merchant and/or any managing underwriters may reasonably request.

         9.9 EXPENSES OF REGISTRATION. All expenses incurred in connection with all registrations contemplated by this Section, including without limitation all registration and filing fees, qualification fees, listing fees, printing expenses, fees and disbursements of counsel for Merchant, and blue sky fees and expenses, but excluding underwriting discounts and commissions incurred by Holders in connection with the sale of any Registrable Securities as contemplated by this Article 9 (the "Registration Expenses"), shall be borne by Merchant.

                                   ARTICLE 10
                         ADDITIONAL TERMS AND COVENANTS

         10.1     ISSUANCE OF ADDITIONAL SHARES.

                  (a) If on the first anniversary of the Closing Date (the "Adjustment Date"), the Aggregate Value (as defined below) of the MRTO Common Stock issued pursuant to this Agreement is less than $25 million, then Merchant shall issue to the Target Stockholders (or to the Target Stockholder Representative on behalf of the Target

         Stockholders), on a pro-rata basis, such number of additional shares of MRTO Common Stock calculated by subtracting the Aggregate Value from $25 million and dividing the result by the Average Price (as defined below) (the "Additional MRTO Shares").

                  (b) If prior to the Adjustment Date, Merchant is acquired through a merger, stock purchase or the sale of all or substantially all of its assets, then the date of closing of such transaction shall be deemed the Adjustment Date for purposes of determining whether the Target Stockholders shall be issued additional shares. In that case, the Additional MRTO Shares may be shares of MRTO Common Stock or securities of the acquirer, depending on the consideration of the transaction. If Merchant's shareholders other than the Target Stockholders are to receive freely tradable securities, then the Target Stockholders shall also receive freely tradable securities.

                  (c) The "Average Price" means the average of the closing or last sale price for the 20 trading days ending of the Adjustment Date on the principal market or exchange on which the MRTO Common Stock is then traded. The "Aggregate Value" means 5,000,000 times the Average Price.

         10.2 BOARD OF DIRECTORS. Effective as of the Closing, Dereck Clark shall be elected to Merchant's Board of Directors. Commencing with the effective date of this Agreement and continuing until the Closing or Termination Date, Dereck Clark shall have the right to attend all meetings of the Board of Directors of Merchant as an observer, and shall be provided with copies of all actions for written consent distributed to or executed by the directors. During the term that Dereck Clark serves as a member of Merchant's Board of Directors, Merchant shall maintain reasonable levels of director and officer insurance. Merchant agrees to use its best efforts to maintain Mr. Clark's position on the Merchant Board of Directors until the later of (i) the third anniversary of the Closing Date, or (ii) the date the equity interest of Mr. Clark and his wife in Merchant falls below 3%, unless Mr. Clark otherwise agrees in writing, and to secure the written agreement of Tarek Kirschen and Stephen Landau to vote their shares of Merchant during such period for Mr. Clark's retention on the Board.

         10.3 RIGHT TO PUT RETAINED TARGET SHARES. If at any time ending on the third anniversary of the Closing Date Dereck and Irene Clark (the "Clarks") desire to sell all or a portion (but not less than one-half) of the Retained Target Shares held by them as of the Closing to Merchant (the "Put Shares"), they shall provide Merchant with written notice of their election to require Merchant to purchase such shares (the "Put Election Notice"). Such notice shall specify the consideration for which the Clarks are willing to sell the Put Shares (the "Put Offer Price"), which may be cash, shares of MRTO Common Stock, or a combination of cash and shares. Merchant shall be obligated to purchase the Put Shares for the Put Offer Price unless Merchant provides written notice to the Clarks of its objection to the Put Offer Price, within 15 days following delivery of the Put Election Notice to Merchant. If Merchant fails to object to the Put Offer Price within such time period, it shall complete the purchase of the Put Shares by paying the Put Offer Price therefore, within five business days following the expiration of the 15 day objection period. If Merchant makes a timely objection to the Put Offer Price, then it shall negotiate in good faith with the Clarks regarding the price at which Merchant will purchase the Put Shares, and the closing of the sale of the Put Shares shall be held five business days following the agreement of the parties regarding the purchase price therefor. If the parties are unable to agree on the purchase price of the Put Shares within 30 days following delivery of the Put Election Notice to Merchant, then the parties shall each submit their proposed purchase price to an independent investment banking firm jointly selected by the parties, and such firm shall select from the two proposed purchase prices submitted to it by Merchant and the Clarks which it determines to most closely approximate the then current fair market value of the Put Shares, and the closing for the sale of the

Put Shares to Merchant shall be held five business days after the determination of the investment banking firm regarding the purchase price. Notwithstanding the foregoing, in no event will the purchase price for all of the Retained Target Shares be less than $10 million. At the closing for the sale of the Put Shares to Merchant, the Clarks shall deliver to Merchant all documents necessary to transfer good and marketable title to such shares, free and clear of all liens and encumbrances, to Merchant. So long as Dereck Clark remains an officer, director or employee of Merchant or any of its subsidiaries, the Clarks shall not offer, sell or transfer the Retained Target Shares without the written consent of Merchant and Merchant shall have a right of first refusal, exercisable for a period of thirty (30) days following notice given by the Clarks to Merchant, to acquire any Retained Target Shares the Clarks may determine to sell. The preceding sentence shall not apply to an offer, sale or transfer of any of the Retained Target Shares (i) pursuant to applicable laws of descent and distribution or (ii) among the Clarks' family group; provided that such restrictions shall continue to be applicable to the Retained Target Shares after any such transfer and the transferees of the Retained Target Shares shall have agreed in writing to be bound by the provisions of this Section. The Clarks' "family group" means the Clarks' descendants (whether natural or adopted) and any trust solely for the benefit of the Clarks and/or the Clarks' descendants.

         10.4 RIGHT TO REACQUIRE TARGET. The Target Stockholders shall have the right to acquire all outstanding shares of Target Common Stock in exchange for the MRTO Common Stock issued in this transaction if (i) prior to the second anniversary of the Closing Date, Merchant shall (w) file a bankruptcy proceeding (or have a bankruptcy action filed against it which is not dismissed within 60 days), (x) cease operations or become insolvent, (y) be delisted, for a period equal to at least ten (10) days, from Nasdaq National Market, the OTC Bulletin Board or other public exchange on which Merchant's Common Stock then trades, or
(z) be subject to an event which materially adversely affects the Surviving Corporation or Merchant and which would significantly adversely affect the Surviving Corporation's business; or (ii) Merchant does not fulfill its obligations under Sections 10.5 or 10.6. If the Target Stockholders exercise such right and have sold MRTO Common Stock, they shall be required to pay Merchant $5.00 for each share of MRTO Common Stock not returned.

         10.5 COVENANTS OF MERCHANT REGARDING CONDUCT OF TARGET BUSINESS. Merchant covenants that from the Closing Date until the second anniversary of the Closing Date, Merchant will operate the Surviving Corporation in accordance with the following principles, unless otherwise agreed by Dereck Clark:

                  (a) Merchant shall maintain the Surviving Corporation as a separate entity, with all transactions between Merchant and the Surviving Corporation subject to approval by the Board of Directors of each entity;

                  (b) The Surviving Corporation's business shall be conducted in accordance with its business plan existing as of the Closing, or such other business plan as may be mutually approved by Merchant and Dereck Clark, with all funding required to enable the Surviving Corporation to perform in accordance with such plan to be provided by Merchant, on terms reasonably approved by unanimous approval of Target's Board of Directors. Exclusive of Merchant's funding obligations for the ASIC and the payment of the obligations set forth in
Exhibit 6.7, during the first five months following the Closing, Merchant will provide the Surviving Corporation with minimum funding of $200,000 per month, and during the following seven months, Merchant will provide the Surviving Corporation with minimum funding of $150,000 per month;

                  (c) Dereck Clark shall be maintained as the President, Chief Executive Officer and Chairman of the Board of Directors of the Surviving Corporation, and as a director of Merchant, and the Surviving Corporation's headquarters will be maintained in Arizona, unless otherwise agreed by Mr. Clark;

                  (d) Dereck Clark shall have the right to review any proposed press release or announcement before such release or announcement is made public, if such release or announcement in any way relates to or concerns the Surviving Corporation.

                  (e) Merchant will not engage in any conduct that would interfere with the Surviving Corporation's conduct of its business, or that would harm the reputation of the Surviving Corporation, or make it ineligible to pursue its current or intended customers, and will not develop or acquire any hardware encryption devices competitive with those offered by the Surviving Corporation; and

                  (f) The assets of the Surviving Corporation shall not be encumbered, nor will assets of the Surviving Corporation be sold outside the ordinary course of business, nor will any securities of the Surviving Corporation be sold, issued or encumbered, except on such terms as may be approved by the unanimous approval of the Surviving Corporation's Board of Directors, or except for a financing transaction, the primary purpose of which is to obtain working capital for the Surviving Corporation's business.

         10.6 FUNDING ACCOUNT. Within thirty (30) days following the Closing Date, Merchant shall deposit an additional $1,500,000 into the Funding Account referred to in Section 6.7 above (the "Second Cash Payment"). The Second Cash Payment may be used to fund the balance that Target owes for Target's purchase of an ASIC, and to fund a portion of Merchant's funding obligations set forth in
Section 10.5(b).

         10.7 EMPLOYEE MATTERS. Merchant agrees that, as of the Effective Time, it shall cause the Surviving Corporation to continue to employ all of the employees of Target, it being understood that nothing in this Section shall be deemed to create any employment status other than employment at will, unless an employment agreement with any such employee otherwise specifies.

         10.8 INDEMNIFICATION OF TARGET OFFICERS AND DIRECTORS. From and after the Effective Time, Merchant agrees to indemnify and hold harmless each current and former director and officer of Target against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, asserted or claimed after the Effective Time, to the fullest extent that Target would have been permitted under its Articles of Incorporation or Bylaws as in effect on the date hereof to indemnify such persons (and in connection therewith, Merchant shall advance expenses as incurred to the fullest extent provided for under Merchant's Articles of Incorporation and Bylaws as from time to time in effect, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

         10.9 EXPANSION OF BOARD OF DIRECTORS. Merchant will promptly take action to expand its Board of Directors to include two outside directors, and to cause the expanded Board to consider the adoption of budgets to which the actions of officers of Merchant would be subject.

         10.10 NASDAQ LISTING. Either prior to or as promptly as practicable after the Closing, Merchant shall file an application to list its common stock on the Nasdaq National Market System and use its best efforts to cause the listing to be approved.

                                   ARTICLE 11
             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TERMINATION

         11.1 INVESTIGATIONS; SURVIVAL OF WARRANTIES. The representations, warranties and agreements of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the Closing for a period of one year and not be deemed waived or otherwise affected by any investigation made by any party hereto.

         11.2 METHODS OF TERMINATION. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

                  (a) By mutual and joint consent of the parties hereto; or

                  (b) By Merchant, (i) at any time if the representations and warranties of Target contained in Exhibit 2 hereof were incorrect in any material respect when made or at any time thereafter, or (ii) upon written notice to Target given on the Closing Date if all of the conditions precedent to the obligations of Merchant set forth in this Agreement have not been fulfilled; or

                  (c) By Target, (i) at any time if the representations and warranties of Merchant contained in Article 3 hereof were incorrect in any material respect when made or at any time thereafter, or (ii) upon written notice to Merchant given on the Closing Date if all of the conditions precedent to the obligations of Target set forth in this Agreement have not been fulfilled.

         11.3 PROCEDURE UPON TERMINATION. In the event of termination and abandonment of this Agreement pursuant to Section 11.2 hereof, notice thereof shall forthwith be given by the initiating party or parties to the other parties to this Agreement, and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by any party. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (a) Target shall be entitled to retain the $50,000 deposit previously delivered;

                  (b) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                  (c) All confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with Section 14.9 hereof; and

                  (d) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a), (b) and (c) of this Section 11.3 other than liability for damages resulting from representations and warranties being inaccurate when made.

                                   ARTICLE 12
                                 INDEMNIFICATION

         12.1 INDEMNIFICATION OF MERCHANT. In the event that the transactions contemplated by this Agreement are consummated, then subject to the limitations set forth in this Article 12, Merchant shall be indemnified and held harmless (but only to the extent of the Escrow Shares) from, against and in respect of: (i) all of Merchant's losses, liabilities, damages, costs and expenses arising from any misrepresentation or breach of any representation, warranty, covenant or agreement made by Target in or pursuant to this Agreement, provided that Merchant makes a written claim for indemnification as provided in the Escrow Agreement within the one year survival period referenced in Section 11 above.

         12.2 INDEMNIFICATION BY MERCHANT. In the event that the transactions contemplated by this Agreement are consummated, then subject to the limitations set forth in this Article 12, Merchant shall indemnify and hold harmless each of the Target Stockholders from, against and in respect of: (i) all of the Target Stockholders' losses, liabilities, damages, costs and expenses arising from any misrepresentation or breach of any representation, warranty, covenant or agreement made by Merchant in or pursuant to this Agreement, provided that the Target Stockholders make a written claim for indemnification against Merchant as provided in the Escrow Agreement within the one year survival period referenced in Section 11 above.

         12.3     LIMITATIONS.

                  (a) LIMITATIONS ON ACTIONS BY MERCHANT. Notwithstanding anything to the contrary contained herein, Merchant will not assert an indemnification claim under Section 12.1 until the total of all losses, liabilities, costs and expenses suffered by Merchant and as to which Merchant is entitled to indemnification under Section 12.1 (the "Adverse Consequences to Merchant") equals or exceeds in the aggregate $50,000, at which time all claims for indemnity with respect to all Adverse Consequences to Merchant, including those constituting the $50,000 base amount, may be claimed in full, to the extent of the indemnity obligations set forth herein.

                  (b) LIMITATIONS ON ACTIONS AGAINST MERCHANT. Notwithstanding anything to the contrary contained herein, no indemnification claim will be asserted against Merchant under Section 12.2 above until the total of all losses, liabilities, costs and expenses as to which an indemnification claim may be brought against Merchant under Section
         12.2 (the "Adverse Consequences to Target Stockholders") equals or exceeds in the aggregate $50,000, at which time all claims for indemnity with respect to all Adverse Consequences to Target Stockholders, including those constituting the $50,000 base amount, may be claimed in full, to the extent of the indemnity obligations set forth herein.

                  (c) LIMITATIONS ON AMOUNT OF CLAIMS BY MERCHANT. Notwithstanding anything to the contrary contained herein, in no event will Merchant be entitled to recovery of any indemnification claim hereunder from any source other than the Escrow Shares.

                  (d) LIMITATIONS ON AMOUNT OF CLAIMS AGAINST MERCHANT. Notwithstanding anything to the contrary contained herein, in no event will Target Stockholders be entitled to recovery of any indemnification claim against Merchant hereunder in excess of $200,000.

         12.4 SATISFACTION OF CLAIMS. Any claim for indemnification pursuant to Sections 12.1 will be satisfied by delivery of Escrow Shares, with such shares being valued at the greater of (i) $5.00 per share, or (ii) the average price of such shares for the 20 trading days ending on the date such shares are delivered to satisfy such indemnification claim, determined in accordance with the calculation of "Average Price" as provided in Section 10.1 above, with the date of delivery of the shares to satisfy the indemnification claim being considered the Adjustment Date (with the value so determined referred to as the "Indemnification Value" of the shares of MRTO Common Stock issued at the Closing).

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

         13.1 WAIVER OF COMPLIANCE. Any failure of Target, on the one hand, or Merchant, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         13.2 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, certified or registered mail, return receipt requested, with postage prepaid or if delivered to an overnight courier that guarantees next-day delivery:

                  (a) If to Target or the Target Stockholders, to:

                           Dereck B. Clark
                           Innovonics, Inc.
                           21644 N. Ninth Avenue, Suite 200
                           Phoenix, Arizona 85027
with a copy, to:

                           Steve Pidgeon, Esq.
                           Snell & Wilmer LLP
                           One Arizona Center
                           400 East Van Buren
                           Phoenix, Arizona  85004-2202

or to such other person or address as Target shall furnish to Merchant in writing.

                  (b) If to Merchant, to:

                           Tarek Kirschen
                           Merchantonline.com, Inc.
                           1600 S. Dixie Highway, Suite 300
                           Boca Raton, Florida 33432

with a copy, to:

                           Michael D. Karsch, P.A.
                           Broad and Cassel
                           7777 Glades Road, Suite 300
                           Boca Raton, Florida 33434

or to such other person or address as Merchant shall furnish to Target in writing.

         13.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties.

         13.4 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law doctrine.

         13.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.6 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         13.7 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto; and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         13.8 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         13.9 CONFIDENTIALITY. Each of Merchant and the Target will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other parties furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement, including, without limitation, all letters of intent negotiated among and/or executed by the parties hereto and/or their affiliates, principals or related entities and any standstill agreements with respect thereto and confidential and proprietary information of the disclosing party (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, or (ii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed all as of the day and year first above written.

                            INNOVONICS, INC.,
                            an Arizona corporation

                            By:  /s/ DERECK B. CLARK
                            ----------------------------------------------------
                            Dereck B. Clark, President

                            MERCHANTONLINE.COM, INC.,
                            a Florida corporation

                            By:  /s/ TAREK KIRSCHEN
                            ----------------------------------------------------
                            Tarek Kirschen, President

                            INNOVONICS ACQUISITION CORP.
                            an Arizona corporation

                            By:  /s/ TAREK KIRSCHEN
                            ----------------------------------------------------
                            Tarek Kirschen, President

                                 /s/ DERECK B.CLARK
                            ----------------------------------------------------
                            Dereck B. Clark, individually and in his capacity as Target Stockholder Representative

         The undersigned, as a holder of a Terminating Option, as defined in
Section 1.2.2 above, agrees that such option will not be exercised prior to the Closing and that, as provided in Section 1.2.2 above, effective as of the Closing, such Terminating Option will be terminated and be of no further force and effect. The undersigned is not to be considered a party to the Agreement for any other purposes.

/s/ RONALD SMITH
--------------------------------
Ronald Smith

                                   EXHIBIT 1.1

                         [TO BE COMPLETED AS OF CLOSING]

                                   EXHIBIT 1.5

                                ESCROW AGREEMENT

                                    EXHIBIT 2

         Form of representations and warranties to be given by Target to Merchant at or prior to the Closing, subject to such modifications and limitations as may be set forth in the Target Disclosures Schedule to be prepared by Target and attached to such representations and warranties, when given (the "Target Disclosure Schedule").

         2.1 ORGANIZATION; GOOD STANDING. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The copies of the charter documents of Target attached hereto as Schedule 2.1 are complete and correct copies of such instruments as presently in effect.

         2.2 CAPITALIZATION OF TARGET. The authorized capital stock of Target consists of 10,000,000 shares of Common Stock, of which 1,998,689 shares are currently outstanding and held as set forth on Schedule 2.2 hereto. Target Options are outstanding for the purchase of an aggregate of 401,846 shares of Target Common Stock. The outstanding shares of Target Common Stock and the outstanding Target Options are held by the individuals and entities and in the amounts indicated in Schedule 2.2. Assuming the exercise in full of the Target Options other than the Terminating Options, a total of 2,201,535 shares of Target Common Stock would be issued and outstanding immediately prior to the Closing, and held as indicated in Schedule 2.2. All issued and outstanding shares of Target Common Stock are validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.2 or the Target Disclosure Schedule, there are no outstanding (a) securities convertible into or exchangeable for shares of Target Common Stock; (b) options, warrants or other rights to purchase or subscribe to capital stock of Target or securities convertible into or exchangeable for capital stock of Target; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Target, any such convertible or exchangeable securities or any such options, warrants or rights. The Merger will result in shares of MRTO Common Stock being issued to the Target Stockholders indicated in Schedules 2.2(a), assuming the exercise in full of all Target Options other than the Terminating Options, and assuming there are no Dissenting Shares.

         2.3 CORPORATE RECORD BOOKS. The corporate minute books of Target have been made available to Merchant, are complete and correct and contain all of the proceedings of the shareholders and directors of Target.

         2.4 AUTHORIZATION, ETC. Target has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Target has taken all actions required by law, its charter documents, or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Target, enforceable in accordance with its terms.

         2.5 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter documents of Target, or, to the best knowledge of Target, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Target under, any agreement or commitment to which Target is a party or to which the assets of Target are subject, or violate any statute, law, judgement, decree, order, regulation or rule of any court or governmental authority by which Target is bound or to which its assets are subject.

         2.6 FINANCIAL STATEMENTS. Target has heretofore delivered to Merchant unaudited financial statements (the "Financial Statements") as of and for the period ended January 31, 2000 (the "Balance Sheet Date"). Such Financial Statements and the notes thereto are complete and accurate and fairly present the assets, liabilities, financial condition and results of operations of Target as at the respective dates thereof all in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Target's books and records have been maintained in accordance with good business practice and are in a form and condition to be audited by Merchant's independent accountants.

         2.7 NO UNDISCLOSED LIABILITIES; ETC. Except as set forth in the Financial Statements and the notes thereto, or in the Target Disclosure Schedule, to the best knowledge of Target, Target has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except for liabilities which have arisen after the Balance Sheet Date in the ordinary course of business, and obligations arising by the application of law to the conduct of Target's business.

         2.8 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in the Target Disclosure Schedule, since the date of the Financial Statements, Target has not:

                  (a) Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

                  (b) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), except non-material items incurred in the ordinary course of business and consistent with past practice, or increased or experienced any change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

                  (c) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice or liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice, or pursuant to this Agreement and the transactions contemplated hereby, since the Balance Sheet Date;

                  (d) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due;

                  (e) Become aware of any fact or event which materially adversely affects or may in the future materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Target;

                  (f) Cancelled any debts, waived any claims or rights or substantial value or accepted a purchase order, quotation, arrangement or understanding for future sale of services of Target, knowing that it will not result in a profit to Target;

                  (g) Entered into or amended any employment agreement, except as contemplated by this Agreement;

                  (h) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; and

                  (i) Agreed, whether in writing or otherwise, to take any action described in this Section.

         2.9 LITIGATION. There is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving Target, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Target pursuant to this Agreement or in connection with the transactions contemplated hereby; nor to the knowledge of Target is there any valid basis for any such action, proceeding or investigation. Target is not in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound. Target is not in violation of, or in default with respect to, any law, rule, regulations, order, judgment, or decree; nor is Target required to take any action in order to avoid such violation or default. Target is not subject to any judgement, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

         2.10 COMPLIANCE. Except as set forth in the Target Disclosure Schedule, to the knowledge of Target, each of Target and its properties are is in compliance with all material Legal Requirements, including, without limitation, those relating to zoning (but excluding those relating to Environmental, Health, or Safety Requirements which are covered by Section 2.13 hereof), except for such failures to comply or to be in compliance as have not had, and would not have, individually or in the aggregate, a Material Adverse Effect with respect to Target. Except as set forth in the Target Disclosure Schedule, Target has not received any written notice asserting any non-compliance with any such Legal Requirements, except for such failures to comply as have not had, and would not have, a Material Adverse Effect with respect to Target.

         2.11     TAXES.

                  (a) Except as set forth in the Target Disclosure Schedule, (A) all federal, state, local and foreign income tax returns and reports and any other tax return or report for which there is a liability for the payment of Taxes in excess of $50,000 (collectively, "Target Tax Returns") required to be filed by or on behalf of Target (and any combined, consolidated, unitary or affiliated group of which Target is or has been a member prior to the Closing
Date) for Taxes have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Target Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings); (B) all such Target Tax Returns are correct and complete in all material respects; and (C) all amounts shown as due on such Target Tax Returns and any other required payment of any other Tax liability in excess of $50,000 due from Target (and any combined, consolidated, unitary or affiliated group of which Target is or has been a member prior to the Closing Date) have been timely paid or accrued for on the Target Financial Statements. Except as set forth in the Target Disclosure Schedule, Target shall prepare and timely file, in a manner consistent with prior years except as required by a change in applicable laws and regulations, all Target Tax Returns required to be filed on or before the Closing Date (after giving effect to any valid extensions of time in which to make such filings). Target has established an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the period covered by such Returns up to and including the Closing Date.

                  (b) Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other party.

                  (c) Merchant has received copies of (A) all federal, state, local and foreign income or franchise Target Tax Returns relating to the tax periods ended in 1999 and (B) any audit report issued within the last twelve
(12) months (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to Target and its income, assets or operations. The income and franchise Target Tax Returns filed by or on behalf of Target for the taxable period ended in 1999 as set forth in the Target Disclosure Schedule have been examined by the relevant taxing authority or the statute of limitations with respect to such Target Tax Returns has expired.

                  (d) Except as set forth in the Target Disclosure Schedule, no written claim has been made by a taxing authority in a jurisdiction where Target does not file Target Tax Returns such that it is or may be subject to taxation by that jurisdiction. The Target Disclosure Schedule contains a list setting forth all the states, territories and jurisdictions in which Target is required to file a Return or report with respect to Taxes.

                  (e) Except as set forth in the Target Disclosure Schedule, all deficiencies asserted or assessments made as a result of any examinations by the IRS or other taxing authority of Target Tax Returns of or covering or including Target have been fully paid, and to the knowledge of Target there are no other audits or investigations by any taxing authority in progress, nor has Target received any written notice from any taxing authority that it intends to conduct such an audit or investigation.

                  (f) Target is not a party to any tax sharing or similar contract or arrangement currently in effect (whether or not written) with any Person.

                  (g) Except as set forth in the Target Disclosure Schedule, Target has not been a member of any consolidated, combined, unitary or affiliated group of corporations for any tax purposes.

                  (h) Target has not filed a consent pursuant to Section 341(f) of the Code or agreed that Section 341(f)(2) of the Code shall apply to the disposition of any assets.

                  (i) Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         2.12     Employee Benefit Plans.

                  (a) The Target Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), and each stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of Target has, by virtue of such employee or former employee's employment with Target, any present or future right to benefits or under which Target has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Target Plans."

                  (b) The documents relating to the Target Plans provided to Merchant are accurate copies thereof, and Target will, to the extent not delivered or made available prior to the date hereof with respect to each Target Plan, deliver or make available to Merchant promptly following the date hereof a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any material oral communications) by Target to its employees concerning the extent of the benefits provided under a Target Plan; and (D) for the most recent year (1) the Form 5500 and attached schedules, (2) audited financial statements, (3) actuarial valuation reports and (4) attorney's response to an auditor's request for information.

                  (c) Except as disclosed in the Target Disclosure Schedule, (A) each Target Plan has been established and administered in all material respects in accordance with its terms, and with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Target Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and, to the knowledge of Target, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) for each Target Plan that is a "welfare plan" within the meaning of ERISA Section 3(1), Target does not have nor will have any liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of Target beyond their termination of employment (other than coverage mandated by law); (D) to the knowledge of Target, no event has occurred and no condition exists that would subject Target, either directly or by reason of its affiliation with any Commonly Controlled Entity (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)), to any material tax, fine, lien, penalty or other material liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (E) for each Target Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; and (F) no "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section 4975) for which Target has any liability has occurred with respect to any Target Plan.

                  (d) No Target Plan is subject to Title IV of ERISA.

                  (e) No Target Plan is a multiemployer plan within the meaning of ERISA Section 4001(a)(3). Target has not contributed nor had any obligation to contribute in the preceding five (5) years to such a multiemployer plan.

                  (f) With respect to any Target Plan, (A) no material actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and (B) to the knowledge of Target, no facts or circumstances exist that could give rise to any such actions, suits or claims.

                  (g) Except as disclosed in the Target Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee or director of Target to severance pay, unemployment compensation or any similar payment or (B) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of Target.

         2.13 ENVIRONMENTAL MATTERS. Except as set forth in the Target Disclosure Schedule, Target has obtained and is in compliance with all Permits issuable and issued pursuant to any Environmental, Health or Safety Requirements; (ii) as of the date hereof, there are no administrative, civil or criminal actions, suits, demands, notices, investigations, writs, injunctions, decrees, orders or judgments outstanding or, to the knowledge of Target, threatened against Target based upon or arising out of any Environmental, Health or Safety Requirements; (iii) Target has not caused and has not received notice and has no knowledge of any Release or threatened Release in a quantity requiring reporting or remediation under any Environmental, Health or Safety Requirements of any Hazardous Materials on or from the assets owned or operated by Target; (iv) Target does not have any current liability in connection with any Release of Hazardous Materials into the indoor or outdoor environment, whether on-site or off-site; (v) none of the operations of Target involves the treatment, storage for longer than ninety (90) days, or disposal of hazardous waste on any property owned, leased or operated by Target or any subsidiary, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and (vi) Target has provided all Phase I environmental assessments, and all reports of investigations conducted as a result of any recommendation in any such assessments that have been performed within the past three (3) years with respect to the currently or previously owned, leased or operated properties of Target.

         2.14     Intellectual Property.

                  (a) AGREEMENTS. The Target Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by Target, of all Contracts relating to the Intellectual Property to which Target is a party or by which Target is bound. There are no outstanding and, to Target's knowledge, no threatened disputes or disagreements with respect to any such agreement.

                  (b) KNOW HOW NECESSARY FOR THE BUSINESS.

                      (i) The Intellectual Property consists of all Intellectual Property as necessary for the operating of Target's businesses as it is currently conducted or as reflected in the business plan given to Merchant. Target is the owner or licensee of all right, title, and interest in and to each of the Intellectual Property assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, or has the right to use without payment to a third party all of the Intellectual Property, other than the payments referenced in the Target Disclosure Schedule.

                      (ii) Except as set forth in the Target Disclosure Schedule, all former and current employees of Target have executed written Contracts with Target that assign to Target all rights to any inventions, improvements, discoveries, or information relating to the business of Target. To the knowledge of Target, no Target employee has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Target.

                  (c) PATENTS.

                      (i) The Target Disclosure Schedule contains a complete and accurate list and summary description of all Patents. Target is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                      (ii) All of the issued Patents, in their applicable jurisdictions, are currently in compliance with Legal Requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due prior to the Closing Date.

                      (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Target's knowledge, there is no potentially interfering patent or patent application of any third party.

                      (iv) No Patent is infringed or, to Target's knowledge, has been challenged or threatened in any way. To Target's knowledge, none of the products manufactured and sold, nor any process or know-how use, by Target infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                      (v) To the extent commercially practicable, all products made, used, or sold under the Patents have been marked with the proper patent notice.

                  (d) TRADEMARKS.

                      (i) The Target Disclosure Schedule contains a complete and accurate list and summary description of all Marks. Target is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                      (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions filling due within ninety days after the Closing Date.

                      (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Target's knowledge, no such action is threatened with the respect to any of the Marks.

                      (iv) To Target's knowledge, there is no potentially interfering trademark or trademark application of any third party.

                      (v) No Mark is infringed or, to Target's knowledge, has been challenged or threatened in any way. To Target's knowledge, none of the Marks uses by Target infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                      (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

                  (e) COPYRIGHTS.

                      (i) The Target Disclosure Schedule contains a complete and accurate list and summary description of all Copyrights. Target is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                      (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                      (iii) No Copyright is infringed or, to Target's knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                      (iv) To Target's knowledge, all works encompassed by the Copyrights have been marked with the proper copyright notice.

                  (f) TRADE SECRETS.

                      (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is currently accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                      (ii) Target has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

                      (iii) Target has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Target's knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than Target) or to the detriment of Target. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         2.15     Real Property.

                  (a) The Target Disclosure Schedule identifies all the real property owned, or which will be owned, by Target as of the Closing, as well as all contracts, agreements or options to acquire other real property, or to sell or lease owned property, in each case, binding on Target. Except as disclosed in the Target Disclosure Schedule, Target has good, valid and insurable title to all such real property and all improvements located thereon free and clear of all Liens, except Permitted Liens.

                  (b) The Target Disclosure Schedule identifies the real property ("Target Leased Real Property") leased, subleased, occupied or used by Target pursuant to a Lease or other agreement (each such Lease or other similar agreement being hereinafter referred to as a "Target Lease") and Target owns or leases the improvements located on such Target Leased Real Property. Target has not received any written notification that it is in default with respect to any Target Leases pursuant to which it occupies or uses any Target Leased Real Property and/or such improvements nor, to the knowledge of Target, are there any disputes between any Person and Target with respect to Target Leases, which default or dispute would materially adversely affect the right of Target to remain in possession of the property in question or otherwise adversely affect in any material respect the ability to use such property for its current use. Except as set forth in the Target Disclosure Schedule, Target has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Target Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for such obligations, the non-performance of which, and such defaults, the existence of which, in each case, would not result in a termination or cancellation of any Lease (or other such agreement). To the knowledge of Target, no other party to any Target Lease or such other agreement is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect with respect to Target.

Except as disclosed in the Target Disclosure Schedule, Target has a valid leasehold interest in each Target Leased Real Property subject to a Target Lease, which leasehold interest is free and clear of all Liens, except Permitted Liens.

         2.16     Tangible Personal Property.

                  (a) The Tangible Personal Property owned, leased or used by Target is in the aggregate sufficient and adequate to carry on its business as presently conducted and is, in the aggregate, in good operating condition and repair, normal "wear and tear" excepted.

                  (b) Except as set forth in the Target Disclosure Schedule or property and assets sold or disposed of in the ordinary course of business of Target, Target has good and valid title to all Tangible Personal Property shown on the Financial Statements as being owned by it, in each case free and clear of all Liens, except for Permitted Liens.

         2.17 CONTRACTS AND COMMITMENTS. The Target Disclosure Schedule contains a true, complete and accurate list of all contracts, agreements, instruments, leases, licenses, arrangements, or understandings (whether written or oral) to which Target is a party or by which any of its assets or properties are bound. All contracts, agreements, plans, leases, policies and licenses referred to in the Target Disclosure Schedule are valid and in full force and effect, and true copies thereof have been heretofore made available to Merchant.

         2.18 CONSENTS. The Target Disclosure Schedule sets forth a true and complete list of all consents of governmental and other regulatory agencies, foreign or domestic, and of other third parties required to be received by or on the part of Target to enable Target to enter into and carry out this Agreement. All such requisite consents have been, or prior to the Closing will have been, obtained.

         2.19 INSURANCE. The Target Disclosure Schedule sets forth a list of all policies or binders of fire, liability, workmen's compensation or other insurance held by or on behalf of Target (specifying the insurer, the policy number or covering note number with respect to such binders). Correct and complete copies of such policies or binders have been delivered or made available to Merchant. Target is not in default with respect to any material provision contained in any such policy or binder and has not received a notice of cancellation or non-renewal of any such policy or binder. All of such insurance is in full force and effect and all premiums due and payable thereon have been paid.

         2.20 LABOR MATTERS. Target is not party to any collective bargaining agreement or other labor agreement with any union or labor organization, and no union or labor organization has been recognized by Target. Except as disclosed in the Target Disclosure Schedule, as of the date hereof,
(i) to the knowledge of Target after reasonable inquiry, there is no union or labor organization actively seeking to organize any employees of Target and (ii) there is no strike, picketing or work stoppage by, or any lockout of, employees of Target pending or, to the knowledge of Target, threatened, against or involving Target.

         2.21 QUESTIONABLE PAYMENTS. Neither Target nor any director, officer, agent, employee or other person associated with or acting on behalf of Target has, directly or indirectly: (A) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (C) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (D) made any false or fictitious entry on the books or records of Target; or (E) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

         2.22 BROKERS. Except as set forth in the Target Disclosure Schedule, Target has not engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement. Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Merchant could become liable or obligated.

         2.23 CERTAIN DEFINITIONS. The following definitions are used in this Exhibit 2:

         "CONTRACT" shall mean, whether in writing or oral, any contract, note, bond, deed, mortgage, indenture, lease, license, agreement or other instrument or obligation.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS" means (i) any and all federal, state and local statutes, regulations and ordinances, and any rules of common law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.), the Toxic Substance Control Act (15 U.S.C.ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.136 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.), and the regulations promulgated pursuant to each of the foregoing; and (ii) with respect to any Person, any and all administrative or judicial orders, consent decrees, settlement agreements, injunctions, Permits, licenses, codes, covenants and deed restrictions and other provisions having the force or effect of law, issued by a Governmental Authority in respect of such Person's or its Subsidiaries' operations or assets, or applicable thereto; in each case concerning pollution or protection of the environment, or human health, or safety, including worker safety, to the extent that such safety may be affected by exposure to Hazardous Materials (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of or exposure to any Hazardous Materials, hazardous materials, or wastes).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "GOVERNMENTAL AUTHORITY" shall mean any foreign, Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any court of competent jurisdiction.

         "HAZARDOUS MATERIAL" shall mean any chemical, waste, pollutant, contaminant or substance that is regulated by any Environmental, Health or Safety Requirements, including, without limitation, asbestos in friable condition, urea formaldehyde foam insulation, petroleum and its derivatives, by-products and other petroleum hydrocarbons, radioactive materials and polychlorinated biphenyls (PCBs), and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any Environmental, Health or Safety Requirement.

         "INTELLECTUAL PROPERTY" shall mean and include (i) the name "Innovonics, Inc.", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the "Marks"); and (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents"); (iii) all copyrights in both published works and unpublished works (collectively, the "Copyrights"); and (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); which, in each case, are owned, used, or licensed by Target.

         "LEASES" with respect to any Person, shall mean all leases of real, personal or intangible property under which either such Person or any of its affiliates is lessee or lessor (or sublessee or sublessor).

         "LEGAL REQUIREMENTS" with respect to any Person, shall mean (a) all statutes, laws, ordinances, codes, rules, regulations, judgments, decrees, decisions, writs, rulings, injunctions, orders and other requirements of any Governmental Authority and (b) any consent, approval, authorization, waiver, Permit, agreement, license, certificate, exemption, order, registration, declaration or filing of, with or to any Governmental Authority, in each case other than relating to Taxes, and in each case binding upon such Person or such Person's assets, business or properties.

         "LIEN" shall mean any encumbrance, charge, security interest, mortgage, pledge, hypothecation, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant running with the land, encroachment, voting trust agreement, restriction, option, right of first offer or refusal, proxy or lien, including, but not limited to, liens for taxes.

         "MATERIAL ADVERSE EFFECT," with respect to any Person, shall mean any change or effect that is or would be reasonably expected to be materially adverse to the business, assets, properties, financial condition or results of operations of such Person.

         "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

         "PERMITTED LIEN" shall mean (i) any Lien for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate reserves on the financial statements of the Person affected thereby,

(ii) with respect to real property, any Lien which is not in a material liquidated amount and which does not, individually or in the aggregate, interfere materially with the current use or materially detract from the value or marketability of such property (assuming its continued use in the manner in which it is currently used), (iii) a Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings, so long as the execution or other enforcement thereof has been stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Person affected thereby, (iv) Liens for assessments, levies or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which there are adequate reserves on the financing statements of the Person affected thereby, (v) deposits or pledges to secure bids, tenders, contracts, franchises, leases, statutory obligations, indemnity, performance, surety and appeal bonds or other obligations of a like nature, in each case arising in the ordinary course of business, (vi) deposits or pledges to secure obligations under workers compensation, social security or similar laws or under employment insurance,
(vii) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of business that do not materially detract from the value, or interfere with the present use, of the properties or assets affected thereby and
(viii) Liens existing on the date hereof in respect of any capital leases in effect on the date hereof.

         "PERSON" shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "TANGIBLE PERSONAL PROPERTY" shall mean, collectively, machinery, equipment, furniture, fixtures and other tangible personal property.

         "TAX" or "TAXES" shall mean all taxes, charges, fees, levies or other assessments, and all estimated payments thereof, including, but not limited to, income, excise, property, sales, use, value added, franchise, payroll, transfer, transfer gain, gross receipts, withholding, social security and unemployment taxes or other taxes of any kind, imposed by any foreign, Federal, state, county or local government, or any subdivision or agency thereof (a "TAX AUTHORITY"), and any interest, penalty and expense relating to such taxes, charges, fees, levies or other assessments.

                                   EXHIBIT 6.7

         Target Obligations to be paid by Merchant concurrently with the
Closing:

                  A. $68,000 is to be paid to satisfy obligations owing under Target's current credit card accounts.

                  B. $427,000 will be used to pay deferred wages, and accrued interest with respect thereto, owed by Target to Dereck Clark.

                  C. $55,000 will be paid toward satisfaction of expenses incurred by Target in connection with the preparation, execution and performance of this Agreement, and the consummation of the Merger and other transactions contemplated hereby.